SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 18, 2003

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(650) 952-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On January 18, 2003, The Gap, Inc. (the “Company”) issued a press release announcing the appointment of Byron H. Pollitt, Jr. as Executive Vice President and Chief Financial Officer of the Company and the resignation of Heidi Kunz as Executive Vice President and Chief Financial Officer. A copy of the Offer Letter is attached hereto as Exhibit 10.1 and a copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

10.1	Offer Letter dated as of January 15, 2003 by and between Byron Hall Pollitt, Jr. and the Company

99.1	Press Release dated January 18, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date:	January 20, 2003	By:	/s/ ANNE B. GUST
Anne B. Gust Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter dated as of January 15, 2003 by and between Byron Hall Pollitt, Jr. and the Company

99.1	Press Release dated January 18, 2003